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                                                                 EXHIBIT 8(a)


[MERRILL LYNCH LIFE INSURANCE COMPANY]




                                    CONSENT




I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 8 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company ( File No. 33-55678).



                                    /s/ Barry G. Skolnick
                                    ------------------------------------
                                    Barry G. Skolnick, Esq.
                                    Senior Vice President and General Counsel




April 23, 1997